Exhibit 26(n)(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-100131 of Lincoln Benefit Life Variable Life Account of Lincoln Benefit Life Company on Form N-6 of our report dated February 4, 2004, relating to the financial statements and the related financial statement schedules of Lincoln Benefit Life Company, and our report dated March 31, 2004, relating to the financial statements of Lincoln Benefit Life Variable Life Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Lincoln Benefit Life Variable Life Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.




Chicago, Illinois
April 19, 2004

Exhibit 26(n)(2)
Consent of Attorneys


Christopher S. Petito                                               202-965-8152


                                                                  April 13, 2004

Lincoln Benefit Life Company
Lincoln Benefit Life Variable Life Account
2940 S. 84th Street
Lincoln, Nebraska 68506-4142

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-6 of Lincoln Benefit Life Variable Life Account (File No. 333-100131). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    Jorden Burt LLP

                                    /s/ Christopher S. Petito
                                    By:----------------------
                                    Christopher S. Petito